Wyoming Secretary of State
Herschler Building East, Suite 101
122 W 25th Street
Cheyenne, WY 82002-0020
Ph. 307.777.7311
Email: Business@wyo.gov

WY Secretary of State
FILED: 03/18/2021 11:46 AM
Original ID: 2018-000798572
Amendment ID: 2021-003153367

Profit Corporation
Articles of Amendment

1. Corporation name:

Sun Kissed Industries, Inc.

2. Article number(s) Article I is amended as follows:

****Article number(s) is not your filing ID number.** Example: 2000-000123456*

The following amendment has been adopted by the Corporation's Board of Directors and approved by the majority shareholders in accordance WY Stat § 17-16-1003:

IT IS HEREBY RESOLVED the Corporation shall change its name to SFLMaven Corporation.

3. If the amendment provides for an exchange, reclassification, or cancellation of issued shares, provisions for implementing the amendment if not contained in the amendment itself which may be made upon facts objectively ascertainable outside the articles of amendment.

4. The amendment was adopted on ____________
(Date – mm/dd/yyyy)

RECEIVED
MAR - 4 2021
WYOMING SECRETARY OF STATE

5. Approval of the amendment: *(Please check **only one** appropriate field to indicate the party approving the amendment.)*

☐ **Shares were *not* issued** and the board of directors or incorporators have adopted the amendment.

OR

☐ **Shares were issued** and the board of directors have adopted the amendment *without shareholder approval*, in compliance with W.S. 17-16-1005.

OR

☑ **Shares were issued** and the board of directors have adopted the amendment *with shareholder approval*, in compliance with W.S. 17-16-1003.

Signature: [signature]

(May be executed by Chairman of Board, President or another of its officers.)

Date: 2/21/2021
(mm/dd/yyyy)

Print Name: Joseph Ladin

Contact Person: Joseph Ladin

Title: CEO

Daytime Phone Number:

Email: joeladin76@gmail.com

(Email provided will receive annual report reminders and filing evidence.)
**May list multiple email addresses*

Checklist

- ☐ ***Filing Fee: $50.00*** Make check or money order payable to Wyoming Secretary of State.
- ☐ Please submit one **originally signed** document.
- ☐ **Typical processing time is 3-5 business days** following the date of receipt in our office.
- ☐ *Refer to original articles of incorporation to determine the specific article number being amended or use the next number in sequence if you are adding an article.
- ☐ Please review form prior to submitting to the Secretary of State to ensure all areas have been completed to avoid a delay in the processing time of your documents.

STATE OF WYOMING
Office of the Secretary of State

I, EDWARD A. BUCHANAN, Secretary of State of the State of Wyoming, do hereby certify that the filing requirements for the issuance of this certificate have been fulfilled.

CERTIFICATE OF NAME CHANGE

Current Name: **SFLMaven Corporation**
Old Name: **Sun Kissed Industries, Inc.**

I have affixed hereto the Great Seal of the State of Wyoming and duly executed this official certificate at Cheyenne, Wyoming on this **18th** day of **March**, **2021**

Secretary of State

By: Dave Barker

Filed Date: 03/18/2021